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                                                                    Exhibit 23.1


Independent Auditors' Consent

We consent to the use in this Registration Statement of Alliance Medical Corporation on Form S-1 of our report dated June 29, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

Nelson Lambson & Co. PLC

Mesa, Arizona
August 22, 2001